Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
REQUIRED BY RULE 13A - 14(B) OR RULE 15D - 14(B) AND 18 U.S.C. 1350

In connection with the amended Annual Report of Inova Technology Inc. on Form 10-K/A for the period ended April 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report" ), I, Adam Radly, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Adam Radly
Adam Radly
Chief Executive Officer
April 19, 2011